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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated May 9, 2000, relating to the financial statements and financial highlights of Morgan Stanley Dean Witter Information Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Custodian and Independent Accountants" and "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
May 30, 2000